Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER 2019 RESULTS

AND DECLARES QUARTERLY CASH DIVIDEND

SAVANNAH, GA (August 22, 2019) — Citi Trends, Inc. (NASDAQ: CTRN) today reported unaudited results for the second quarter of fiscal 2019.

Financial Highlights — Second quarter ended August 3, 2019

Total sales in the second quarter ended August 3, 2019 increased 0.5% to $182.8 million, compared with $182.0 million in the second quarter ended August 4, 2018.  Comparable store sales decreased 1.2% in the quarter.

The Company had net income of $0.4 million, or $0.03 per diluted share, in the second quarter of fiscal 2019, compared with $3.2 million, or $0.24 per diluted share, in last year’s second quarter.

During the second quarter, the Company opened four new stores, relocated or expanded one store and closed three stores.

Financial Highlights — First half ended August 3, 2019

Total sales in the first half of fiscal 2019 decreased 1.3% to $387.9 million, compared with $393.0 million in the first half of fiscal 2018.  Comparable store sales decreased 2.9% in the first half of this year.

In the first half of 2019, the Company had net income of $8.2 million on a GAAP basis, or $9.1 million when adjusted for proxy contest-related expenses*, compared with net income in last year’s first half of $14.5 million.  Earnings per diluted share in the first half of 2019 were $0.68 on a GAAP basis, or $0.76 when adjusted for proxy contest-related expenses*, compared with earnings per diluted share of $1.08 in the first half of 2018.

Bruce Smith, President and Chief Executive Officer, commented, “As discussed in our last earnings release, the second quarter started off slowly, with comparable store sales down 6% during the first two-plus weeks of the quarter.  Subsequent to that release, we were encouraged to see sales trends improve, leading to comparable store sales that were nearly flat during the remaining ten-plus weeks in the quarter and at the more favorable end of guidance for the full quarter.  Sales of accessories and home merchandise experienced continued momentum with increases during the quarter, while the apparel categories declined, but with improving trends in the latter part of the quarter.  We continue to strategically shift our merchandise mix more towards the growing non-apparel lines and expect to accelerate this mix shift in the second half of the year.”

Smith further noted, “We are pleased with the quality and age of our inventory entering the back half of the year, as we ended the quarter with 5% less inventory than at the end of last year’s second quarter, including a 14% decline in inventory in comparable stores.”

Smith continued, “Peter Sachse, our new director and Special Advisor to the CEO, has been working with management on a number of initiatives, including the appropriate mix of apparel and non-apparel for the important holiday season, organizational structure and resources, system opportunities, customer research, real estate optimization, and other strategic projects.  We are executing on these initiatives and believe the benefits will better position Citi Trends to grow and deliver value for its customers, associates and shareholders.”

Guidance

The Company is maintaining its full year fiscal 2019 earnings guidance in a range of $1.30 to $1.50 per diluted share when adjusted for proxy contest-related expenses*.  As the Company enters the third quarter, comparable store sales thus far have been up 4%.  Given the favorable inventory position and the acceleration of our efforts to shift our merchandise mix, coupled with the sales results of the past 13 weeks, the Company’s earnings per share guidance includes an assumption that comparable store sales will increase in a range of 1% to 3% in the second half of 2019.

Capital Return Program

The Company announced that its Board of Directors has declared a quarterly cash dividend of $0.08 per common share, payable on September 17, 2019, to shareholders of record as of the close of business on September 3, 2019.

During the first half of 2019, the Company repurchased 273,000 shares of its common stock at an aggregate cost of $4.5 million.  At August 3, 2019, $5.1 million remained available under the existing stock repurchase authorization, and the Company had no debt and $82.2 million of cash and investment securities.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (303) 223-2689.  A replay of the conference call will be available until August 29, 2019, by dialing (402) 977-9140 and entering the passcode, 21927362.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, under the Investor Relations section, beginning today at  9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 562 stores located in 32 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

*Non-GAAP Financial Measure

The non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language.  Statements with respect to earnings, sales or new store guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2019.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:        Bruce Smith

President and Chief Executive Officer

(912) 443-2075

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	August 3, 2019	August 4, 2018
	(unaudited)	(unaudited)
Net sales	$182,830	$181,999

Cost of sales (exclusive of depreciation shown separately below)	(114,612)	(110,398)
Selling, general and administrative expenses	(62,989)	(62,285)
Depreciation	(4,607)	(4,676)
Asset impairment	(472)	(942)
Income from operations	150	3,698
Interest income	414	363
Interest expense	(40)	(38)
Income before income taxes	524	4,023
Income tax expense	(147)	(788)
Net income	$377	$3,235

Basic net income per common share	$0.03	$0.24
Diluted net income per common share	$0.03	$0.24

Weighted average number of shares outstanding
Basic	11,882	13,314
Diluted	11,882	13,351

	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	August 3, 2019	August 4, 2018
	(unaudited)	(unaudited)
Net sales	$387,862	$393,031

Cost of sales (exclusive of depreciation shown separately below)	(242,850)	(239,811)
Selling, general and administrative expenses	(126,436)	(125,290)
Depreciation	(9,221)	(9,650)
Asset impairment	(472)	(942)
Income from operations	8,883	17,338
Interest income	793	658
Interest expense	(78)	(75)
Income before income taxes	9,598	17,921
Income tax expense	(1,433)	(3,389)
Net income	$8,165	$14,532

Basic net income per common share	$0.68	$1.08
Diluted net income per common share	$0.68	$1.08

Weighted average number of shares outstanding
Basic	11,929	13,446
Diluted	11,944	13,491

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	August 3, 2019	August 4, 2018
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$27,425	$40,992
Short-term investment securities	37,776	36,009
Inventory	132,050	138,801
Prepaid and other current assets	17,719	17,701
Property and equipment, net	54,843	57,154
Operating lease right of use assets (1)	152,932	—
Long-term investment securities	16,976	13,020
Other noncurrent assets	7,927	7,105
Total assets	$447,648	$310,782

Liabilities and Stockholders’ Equity:
Accounts payable	$71,303	$72,096
Accrued liabilities	25,327	27,358
Current operating lease liabilities (1)	41,976	—
Other current liabilities	1,671	2,005
Noncurrent operating lease liabilities (1)	118,102	—
Noncurrent liabilities	1,869	8,338
Total liabilities	260,248	109,797

Total stockholders’ equity	187,400	200,985
Total liabilities and stockholders’ equity	$447,648	$310,782

(1)  Lease assets and liabilities recorded in connection with the adoption of ASU No. 2016-02, Leases (Topic 842)

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to net income adjusted for proxy contest-related expenses and earnings per diluted share adjusted for proxy contest-related expenses for the twenty-six weeks ended August 3, 2019.  The Company believes that excluding proxy contest expenses and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future.  This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended August 3, 2019
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$182,830	$—	$182,830

Cost of sales (exclusive of depreciation shown separately below)	(114,612)	—	(114,612)
Selling, general and administrative expenses	(62,989)	—	(62,989)
Depreciation	(4,607)	—	(4,607)
Asset impairment	(472)	—	(472)
Income from operations	150	—	150
Interest income	414	—	414
Interest expense	(40)	—	(40)
Income before income taxes	524	—	524
Income tax expense	(147)	—	(147)
Net income	$377	$—	$377

Basic net income per common share	$0.03		$0.03
Diluted net income per common share	$0.03		$0.03

Weighted average number of shares outstanding
Basic	11,882		11,882
Diluted	11,882		11,882

	Twenty-Six Weeks Ended August 3, 2019
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$387,862	$—	$387,862

Cost of sales (exclusive of depreciation shown separately below)	(242,850)	—	(242,850)
Selling, general and administrative expenses	(126,436)	1,042	(125,394)
Depreciation	(9,221)	—	(9,221)
Asset impairment	(472)	—	(472)
Income from operations	8,883	1,042	9,925
Interest income	793	—	793
Interest expense	(78)	—	(78)
Income before income taxes	9,598	1,042	10,640
Income tax expense	(1,433)	(156)	(1,589)
Net income	$8,165	$886	$9,051

Basic net income per common share	$0.68		$0.76
Diluted net income per common share	$0.68		$0.76

Weighted average number of shares outstanding
Basic	11,929		11,929
Diluted	11,944		11,944

(1)  Proxy contest expenses and related tax effects